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                                                                   Exhibit 10.24


                                   November 8, 1995


Mr. William Stow, III


       RE:     LOAN OF SHARES


Dear Mr. Stow:

       On behalf of StarBase Corporation, a Delaware corporation (the "Company"), the undersigned duly authorized director of the Company hereby acknowledges receipt of 33,333 shares of the Common Stock of the Company from you and further acknowledges the obligation of the Company to deliver 33,333 shares of the Company's Common Stock, including interest at a rate of 7% per annum, to you on or before June 30, 1997. Delivery of such shares, whether restricted or not, shall constitute full satisfaction of the Company's obligations hereunder.



                                       Very Truly Yours,

                                       /s/ Michael G. Lyons
                                        --------------------------------------
                                       Michael G. Lyons
                                       Co-Chairman of the Board and Director
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               December 11, 1995